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                                   EXHIBIT 23


                              Arthur Andersen LLP



                   Consent of Independent Public Accountants
                   -----------------------------------------



To Great Falls Bancorp:

As independent public accountants, we hereby consent to the incorporation by reference in the Form 10-KSB of our report dated January 16, 1996 and to all references to our Firm. It should be noted that we have not audited any financial statements of Great Falls Bancorp subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.



                                                            Arthur Andersen LLP



Roseland, New Jersey
March 26, 1996